EXHIBIT 99.1

Woodward Reports Strong First Quarter Fiscal Year 2026 Results

Raising Sales and Earnings Guidance Based on First Quarter Outperformance

FORT COLLINS, Colo., Feb. 02, 2026 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ:WWD) today reported financial results for its first quarter ended December 31, 2025.

All amounts are presented on an as reported (U.S. GAAP) basis unless otherwise indicated. All per share amounts are presented on a fully diluted basis. All comparisons are made to the same period of the prior year unless otherwise stated. All references to years are references to the Company’s fiscal year unless otherwise stated.

First Quarter Overview

First Quarter 2026
Net sales	$996M, +29%
Net earnings	$134M, +54%
Earnings per share (EPS)	$2.17, +53%
Net cash provided by operating activities	$114M, +$80M
Free cash flow[1]	$70M, +$69M

"We delivered strong first quarter 2026 performance that exceeded our expectations,” said Chip Blankenship, Chairman and Chief Executive Officer. “Year-over-year growth was broad-based across both segments and reflected strong demand and disciplined execution by our global teams. In Aerospace, margin expansion was driven by higher mix of commercial services activity and robust defense OEM demand. Industrial performance was driven by strength in power generation, transportation, and oil and gas. Our focus on operational excellence continues to drive output improvements and more consistent execution across our portfolio.

“Based on a strong start to the year, we are raising our full-year sales and earnings guidance. We remain focused on operational excellence and targeted innovation to deliver sustained profitable growth and long-term value for our shareholders.”

First Quarter Fiscal Year 2026 Company Results

Total Company Results (Dollars in millions, except per share amounts)
	Three Months Ended December 31,
	2025	2024	Year over Year
Income Statement
Net sales	$996	$773	29%
Net earnings	134	87	54%
Adjusted net earnings[1]*	$134	$83	62%
EPS	$2.17	$1.42	53%
Adjusted EPS[1]*	$2.17	$1.35	61%
EBIT	179	113	59%
Adjusted EBIT[1]*	$179	$107	67%
Effective tax rate	20.9%	14.5%	640 bps
Adjusted effective tax rate[1]*	20.9%	14.0%	690 bps

Cash Flow and Financial Position
Net cash provided by operating activities	$114	$35
Capital expenditures	44	34
Free cash flow	70	1

Dividends paid	17	15
Share repurchases	129	35
Total debt	888	902
EBITDA[1]leverage	1.2x	1.5x

* There were no adjustments to these measures in the first quarter of fiscal year 2026

Segment Results

Aerospace (Dollars in millions)
	Three Months Ended December 31,
	2025	2024	Year over Year
Commercial OEM	$188	$154	22%
Commercial services	245	164	50%
Defense OEM	138	113	23%
Defense services	64	63	1%

Sales	635	494	29%
Segment earnings	148	95	57%
Segment margin %	23.4%	19.2%	420 bps

Aerospace segment earnings for the first quarter of 2026 were $148 million, or 23.4 percent of segment net sales. The increase in segment earnings was a result of price realization, favorable mix, and higher sales volume, partially offset by strategic investments in manufacturing capabilities and inflation.

Industrial (Dollars in millions)
	Three Months Ended December 31,
	2025	2024	Year over Year
Transportation	$166	$107	55%
Power generation	123	115	7%
Oil and gas	72	57	28%

Sales	362	279	30%
Segment earnings	67	40	67%
Segment margin %	18.5%	14.4%	410 bps

Industrial segment earnings for the first quarter of 2026 were $67 million, or 18.5 percent of segment net sales. The increase in segment earnings was a result of higher sales volume, price realization, and favorable mix, partially offset by inflation.

Nonsegment (Dollars in millions)
	Three Months Ended December 31,
	2025	2024	Year over Year
Nonsegment expense	$(37)	$(22)	66%
Adjusted nonsegment expenses	(37)	(28)	31%

Fiscal Year 2026 Guidance

Based on the strong first quarter performance, Woodward is raising its fiscal 2026 sales and earnings guidance. This guidance assumes a sustained strong demand environment, supporting continued sales growth and further margin expansion.

	Prior FY26 Guidance Issued on November 24, 2025	Revised FY26 Guidance Issued on February 2, 2026
Total Company
Sales growth	up 7% to 12%	up 14% to 18%
EPS	$7.50 - $8.00	$8.20 - $8.60
Free cash flow[3]	$300 - $350 million	No change
Capital expenditures	~$290 million	No change
Shares	~61 million	No change
Effective tax rate	~22%	No change

Segment Data
Aerospace
Sales growth	up 9% to 15%	up 15% to 20%
Segment earnings (% of sales)	22% - 23%	No change
Industrial
Sales growth	up 5% to 9%	up 11% to 14%
Segment earnings (% of sales)	14.5% - 15.5%	16% - 17%

Conference Call

Woodward will hold an investor conference call at 5:00 p.m. ET, February 2, 2026, to provide an overview of the financial performance for its fiscal first quarter ended December 31, 2025, business highlights, and guidance for fiscal 2026. You are invited to listen to the live webcast of our conference call, or a recording, and view or download accompanying presentation slides at our website, www.woodward.com2.

You may also listen to the call by dialing 1-800-715-9871 (domestic) or 1-646-307-1963 (international). Participants should call prior to the start time to allow for registration; the Conference ID is 4675940. The call and presentation will be available on the website by selecting “Investors/Events & Presentations” from the menu and will remain accessible on the company’s website for one year.

About Woodward, Inc.

Woodward is the global leader in the design, manufacture, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Our purpose is to design and deliver energy control solutions our partners count on to power a clean future. Our innovative fluid, combustion, electrical, propulsion and motion control systems perform in some of the world’s harshest environments. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Cautionary Statement

Information in this press release contains forward-looking statements regarding future events and our future results within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, the results of our ongoing focus on operational excellence, increased output, more consistent execution, and innovation, including whether such focus ultimately leads to sustained profitable growth and long-term shareholder value, and statements regarding our business and guidance for fiscal year 2026, including our guidance for sales, earnings per share, segment sales growth rates, segment earnings margin growth rates, effective tax rate, free cash flow, capital expenditures, and diluted weighted average shares outstanding, as well as our assumptions regarding our guidance, anticipated trends in our business and markets, including our assumptions regarding sales, demand, and margin expansion in fiscal 2026. Factors that could cause actual results and the timing of certain events to differ materially from the forward-looking statements include, but are not limited to: (1) global economic uncertainty and instability, including in the financial markets that affect Woodward, its customers, and its supply chain; (2) risks related to constraints and disruptions in the global supply chain and labor markets; (3) Woodward’s long sales cycle; (4) risks related to Woodward’s concentration of revenue among a relatively small number of customers; (5) Woodward’s ability to implement and realize the intended effects of any restructuring efforts; (6) Woodward’s ability to successfully manage competitive factors including expenses and fluctuations in sales, as well as innovation and new product development; (7) changes and consolidations in the aerospace market; (8) Woodward’s financial obligations including debt obligations and tax expenses and exposures; (9) risks related to Woodward’s U.S. government contracting activities including potential changes in government spending patterns; (10) volatility with respect to the China on-highway natural gas truck market; (11) Woodward’s ability to protect its intellectual property rights and avoid infringing the intellectual property rights of others; (12) changes in the estimates of fair value of reporting units or of long-lived assets; (13) environmental risks; (14) Woodward’s continued access to a stable workforce and favorable labor relations with its employees, including its ability to retain key personnel or attract and retain new qualified personnel; (15) Woodward’s ability to manage various regulatory and legal matters; (16) risks from operating internationally; (17) cybersecurity, data privacy, and other technological risks; and other risk factors and risks described in Woodward's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2025, its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2025, which we expect to file shortly, and other risks described in Woodward’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof and Woodward assumes no obligation to update such statements, except as required by applicable law.

Woodward, Inc. and Subsidiaries Condensed Consolidated Statement of Earnings (Unaudited – In thousands)
	Three Months Ended December 31,
	2025	2024
Net sales	$996,454	$772,725
Costs and expenses:
Cost of goods sold	704,293	583,091
Selling, general, and administrative expenses	94,985	69,696
Research and development costs	37,756	30,207
Interest expense	10,344	12,341
Interest income	(701)	(1,377)
Other income, net	(19,374)	(23,087)
Total costs and expenses	827,303	670,871
Earnings before income taxes	169,151	101,854
Income taxes	35,432	14,763
Net earnings	$133,719	$87,091

Earnings per share amounts:
Basic earnings per share	$2.23	$1.47
Diluted earnings per share	$2.17	$1.42
Weighted average common shares outstanding:
Basic	59,837	59,216
Diluted	61,590	61,141

Cash dividends paid per share	$0.28	$0.25

Woodward, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited – In thousands)
	December 31, 2025	September 30, 2025
Assets
Current assets:
Cash and cash equivalents	$454,245	$327,431
Accounts receivable	796,760	831,116
Inventories	689,217	654,608
Income taxes receivable	44,934	1,553
Other current assets	63,967	69,706
Total current assets	2,049,123	1,884,414
Property, plant, and equipment, net	1,002,187	986,623
Goodwill	832,065	832,288
Intangible assets, net	425,408	428,080
Deferred income tax assets	45,503	118,711
Other assets	379,611	380,027
Total assets	$4,733,897	$4,630,143

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$383,000	$122,300
Current portion of long-term debt	48,033	122,934
Accounts payable	269,981	289,417
Income taxes payable	52,429	59,655
Accrued liabilities	245,688	313,083
Total current liabilities	999,131	907,389
Long-term debt, less current portion	457,005	456,968
Deferred income tax liabilities	107,652	107,669
Other liabilities	582,621	591,727
Total liabilities	2,146,409	2,063,753
Stockholders’ equity	2,587,488	2,566,390
Total liabilities and stockholders’ equity	$4,733,897	$4,630,143

Woodward, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited – In thousands)
	Three Months Ended December 31,
	2025	2024
Net cash provided by operating activities	$114,437	$34,516

Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(44,129)	(33,574)
Proceeds from sale of assets	-	36
Proceeds from business divestitures	-	1,438
Payments for acquisition, net of cash acquired	(4,200)	-
Net cash used in investing activities	(48,329)	(32,100)

Cash flows from financing activities:
Cash dividends paid	(16,764)	(14,781)
Proceeds from sales of treasury stock	20,859	28,876
Payments for repurchases of common stock	(129,387)	(35,473)
Borrowings on revolving lines of credit and short-term borrowings	1,254,653	668,300
Payments on revolving lines of credit and short-term borrowings	(993,953)	(627,300)
Payments of long-term debt and finance lease obligations	(75,252)	(236)
Net cash provided by financing activities	60,156	19,386
Effect of exchange rate changes on cash and cash equivalents	550	(20,346)
Net change in cash and cash equivalents	126,814	1,456
Cash and cash equivalents at beginning of year	327,431	282,270
Cash and cash equivalents at end of period	$454,245	$283,726

Woodward, Inc. and Subsidiaries Segment Net Sales and Net Earnings (Unaudited – In thousands)
	Three Months Ended December 31,
	2025	2024
Segment net sales:
Aerospace	634,897	493,882
Industrial	361,557	278,843
Total consolidated net sales	$996,454	$772,725
Segment earnings*:
Aerospace	148,395	94,725
As a percent of segment net sales	23.4%	19.2%
Industrial	66,994	40,197
As a percent of segment net sales	18.5%	14.4%
Total segment earnings	$215,389	$134,922
Nonsegment expenses	(36,595)	(22,104)
EBIT	$178,794	$112,818
Interest expense, net	(9,643)	(10,964)
Consolidated earnings before income taxes	$169,151	$101,854
*This schedule reconciles segment earnings, which exclude certain costs, to consolidated earnings before taxes.

Payments for property, plant and equipment	$44,129	$33,574
Depreciation expense	$21,696	$20,962

Woodward, Inc. and Subsidiaries Reconciliation of Net Earnings and EPS to Adjusted Net Earnings[1]and Adjusted EPS[1](Unaudited – In thousands, except per share amounts)
	Three Months Ended December 31,
	2025		2024
	Net Earnings	Earnings Per Share	Net Earnings	Earnings Per Share

Net Earnings (U.S. GAAP)	$133,719	$2.17	$87,091	$1.42
Non-U.S. GAAP Adjustments
Product rationalization[a]	-	-	(9,361)	(0.15)
Business development activities[b]	-	-	3,518	0.06
Tax Effect of Non-U.S. GAAP Net Earnings Adjustments	-	-	1,319	0.02
Total non-U.S. GAAP Adjustments	-	-	(4,524)	(0.07)
Adjusted Net Earnings (Non-U.S. GAAP)	$133,719	$2.17	$82,567	$1.35

  Presented in the line item "Other income, net" in Woodward's Condensed Consolidated Statement of Earnings.
  Presented in the line item "Selling, general, and administrative expenses" in Woodward's Condensed Consolidated Statement of Earnings.

Woodward, Inc. and Subsidiaries Reconciliation of Income Tax Expense to Adjusted Income Tax Expense[1] (Unaudited – In thousands)
	Three Months Ended December 31,
	2025	2024
Income tax expense (U.S. GAAP)	$35,432	$14,763
Tax Effect of Non-U.S. GAAP Net Earnings Adjustments	-	(1,319)
Adjusted Income Tax Expense (Non-U.S. GAAP)	$35,432	$13,444
Adjusted Effective Income Tax Rate (Non-U.S. GAAP)	20.9%	14.0%

Woodward, Inc. and Subsidiaries Reconciliation of Net Earnings to EBIT[1] and Adjusted EBIT[1] (Unaudited – In thousands)
	Three Months Ended December 31,
	2025	2024
Net Earnings (U.S. GAAP)	$133,719	$87,091
Income Tax Expense	35,432	14,763
Interest Expense	10,344	12,341
Interest Income	(701)	(1,377)
EBIT (Non-U.S. GAAP)	178,794	112,818
Total non-U.S. GAAP Adjustments	-	(5,843)
Adjusted EBIT (Non-U.S. GAAP)	$178,794	$106,975

Woodward, Inc. and Subsidiaries Reconciliation of Net Earnings to EBITDA[1]and Adjusted EBITDA[1] (Unaudited – In thousands)
	Three Months Ended December 31,
	2025	2024
Net Earnings (U.S. GAAP)	$133,719	$87,091
Income Tax Expense	35,432	14,763
Interest Expense	10,344	12,341
Interest Income	(701)	(1,377)
Amortization of intangible assets	7,342	6,914
Depreciation Expense	21,696	20,962
EBITDA (Non-U.S. GAAP)	207,832	140,694
Total non-U.S. GAAP Adjustments	-	(5,843)
Adjusted EBITDA(Non-U.S. GAAP)	$207,832	$134,851

Woodward, Inc. and Subsidiaries Reconciliation of Non-Segment Expenses to Adjusted Non-Segment Expenses[1] (Unaudited – In thousands)
	Three Months Ended December 31,
	2025	2024
Non-Segment Expenses (U.S. GAAP)	$36,595	$22,104
Product rationalization	-	9,361
Business development activities	-	(3,518)
Adjusted Non-Segment Expenses (Non-U.S. GAAP)	$36,595	$27,947

Woodward, Inc. and Subsidiaries Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow[1] (Unaudited – In thousands)
	Three Months Ended December 31,
	2025	2024
Net cash provided by operating activities (U.S. GAAP)	$114,437	$34,516
Payments for property, plant, and equipment	(44,129)	(33,574)
Free cash flow (Non-U.S. GAAP)	$70,308	$942

1Adjusted and Non-U.S. GAAP Financial Measures: Adjusted net earnings, adjusted earnings per share, adjusted income tax expense, adjusted effective income tax rate, EBIT, adjusted EBIT, EBITDA, adjusted EBITDA, and adjusted nonsegment expenses exclude, as applicable, (i) product rationalization and (ii) costs related to business development activities. The product rationalization adjustment pertains to the elimination and divestiture of certain product lines. The Company believes that these excluded items are short‐term in nature, not directly related to the ongoing operations of the business, and therefore, the exclusion of them illustrates more clearly how the underlying business of Woodward is performing.

EBIT (earnings before interest and taxes), adjusted EBIT, EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted EBITDA, free cash flow, adjusted net earnings, adjusted earnings per share, adjusted income tax expenses, adjusted effective income tax rate, and adjusted nonsegment expenses are financial measures not prepared and presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Management uses EBIT and adjusted EBIT to evaluate Woodward’s operating performance without the impacts of financing and tax related considerations. Management uses EBITDA and adjusted EBITDA in evaluating Woodward’s operating performance, making business decisions, including developing budgets, managing expenditures, forecasting future periods, and evaluating capital structure impacts of various strategic scenarios. Management also uses free cash flow, which is derived from net cash provided by or used in operating activities less payments for property, plant, and equipment in reviewing the financial performance of Woodward’s business segments and evaluating cash generation levels. Securities analysts, investors, and others frequently use EBIT, EBITDA and free cash flow in their evaluation of companies, particularly those with significant property, plant, and equipment, and intangible assets that are subject to amortization. The use of any of these non-U.S. GAAP financial measures is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP. Because adjusted net earnings, adjusted earnings per share, EBIT, EBITDA, adjusted EBIT, and adjusted EBITDA exclude certain financial information compared with net earnings, the most comparable U.S. GAAP financial measure, users of this financial information should consider the information that is excluded. Free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Management’s calculations of EBIT, EBITDA, adjusted net earnings, adjusted earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective income tax rate, adjusted nonsegment expenses, and free cash flow may differ from similarly titled measures used by other companies, limiting their usefulness as comparative measures. EBITDA leverage is calculated by taking a rolling twelve month EBITDA divided by total debt.

2Website, Facebook: Woodward has used, and intends to continue to use, its Investor Relations website and its Facebook page as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

3FY26 Free Cash Flow: Information reconciling our FY26 free cash flow guidance to forward-looking net cash provided by operating activities is not available without unreasonable effort due primarily to uncertainty of timing for capital expenditures.

Contact:	Dan Provaznik Director, Investor Relations 970-498-3849 Dan.Provaznik@woodward.com